NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 30225Y 10 3

NUMBER

E

SHARES

EXT

Extensions, Inc.

AUTHORIZED COMMON STOCK: 100,000,000 SHARES
PAR VALUE: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

— Shares of Extensions, Inc. Common Stock —

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

EXTENSIONS, INC.
CORPORATE
Seal
NEVADA

SECRETARY

CEO

Countersigned & Registered: Transfer Online, Inc.
317 SW Alder St., Second Floor, Portland, OR 97204
(503) 227-2950

By ____________________
Authorized Signature

1